 POWER OF ATTORNEY

I, Yang Lan, of 7/F., Sing Pao Building, 101 King's Road, North Point, Hong Kong, hereby appoint Scott D. Clemens and Karen M. Mower (each referred to herein as "Attorney"), jointly and severally, to be my true and lawful Attorney and in my name and on my behalf to approve, sign, seal and deliver any Form 4 and Schedule 13D, or amendments thereto or variations thereof, and any other related forms and documents to be filed with the United States Securities and Exchange Commission. I hereby declare and confirm that all and each of the above documents executed by the Attorney and whatsoever that the Attorney has lawfully done or caused to be done in pursuance of or in contemplation of this Deed shall be good, valid and subsisting and as if the same are signed, sealed, delivered and done by me. I hereby further ratify, confirm and agree at all times and from time to time to allow the ratification and confirmation of all and whatsoever the Attorney has lawfully done or caused to be done or shall lawfully do or cause to be done in pursuance of or in contemplation of this Deed and I shall be responsible for all claims and liabilities arising from this Deed.

This Deed shall be revoked by me at any time wholly or partially by serving a written notice of revocation to the Attorney provided that (1) such written notice shall be served to the Attorney by way of facsimile (Fax No. 852-2845-0476) to the Attorney's address at 14th Floor, Hutchison House, 10 Harcourt Road, Hong Kong Special Administrative Region, the People's Republic of China; and (2) such facsimile transmission has been received by the Attorney at the above address. This Deed shall have no further effect after six months from the date hereof automatically unless it has been revoked in accordance with the manner as stipulated above.

This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong Special Administrative Region.

IN WITNESS whereof I have hereunder set my hand and seal the 13th day of August 2003.

SIGNED, SEALED
AND DELIVERED
by the said Yang Lan
in the presence of:-
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/s/ YANG LAN
[Legal Seal]

        /s/ CARLA ZHOU

Name:        CARLA ZHOU
Address:         No.387, Yong Jia Road, Shanghai, China
Occupation:        Assistant to Group CEO
POA_YL.doc